EXHIBIT10.3

Domain Assignment and Transfer Agreement

BY AND BETWEEN

ZOOM TELEPHONICS, INC.

AND

JIANGSU LEIMONE ELECTRONICS CO., LTD.

Dated:  October 18, 2010

Domain Name Assignment and Transfer Agreement

Domain Name Assignment and Transfer Agreement (“Agreement”) is made as of this 18th day of October, 2010 (“Effective Date”) by and between Zoom Telephonics, Inc., a corporation organized under the laws of the state of Delaware, USA (“Assignor”), and Jiangsu Leimone Electronics Co., Ltd. , a company organized under the laws of the People’s Republic of China (“Assignee”), a wholly owned subsidiary of Zoom Technologies, Inc.  Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Assignor owns certain rights to the domain name zoom.com (“Domain Name”) and operates a website from the Domain Name;

WHEREAS, on October 18, 2010, Assignor and Assignee entered into a Binding Letter Agreement (“Binding Letter Agreement”) providing that Assignor would assign the entire right, title and interest in the Domain Name to Assignee upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Binding Letter Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE  1
Interpretation

Applicable Laws means all applicable laws of the USA, State of Delaware, including applicable related laws, rules, statutes and regulations and any rules, consents, approvals, authorizations, guidelines, orders, ordinances, by laws, requirements and policies of any local authority;

Business Day means any day from Monday through Friday (both dates inclusive) which is not a public holiday in People’s Republic of China;

Person means any individual or legal entity;

ARTICLE  2
Sale and Transfer of Domain Name

2.1  Assignor agrees to assign, transfer and convey to Assignee, and Assignee agrees to accept from Assignor, all of its entire right, title and interest in and to the Domain Name.

2.2   For a period of four (4) months from the Effective Date, Assignor shall post a home page at the Domain Name to assist in the transition of its ownership and direction of Internet traffic as follows (“Home Page”):

A.  The Home Page shall be the main page visitors to the Domain Name shall see upon arriving at the URL.

B.  The Home Page shall be designed by both Assignee and Assignor:

i.  half of the Home Page shall be designed by and provide information about Assignee, for example, “Click here for Zoom Technologies (Nasdaq: ZOOM), a China- based manufacturer and service provider of mobile phones, other communication products and services.”

ii.  half of the Home Page shall be designed by and provide information about Assignor, for example, “click here for Zoom Telephonics (OTCBB: ZMTP), a USA-based producer of modems and other communication electronics.”

C.  The Home Page shall be posted by Assignor within three (3) business days of each Party’s completion of its design and delivery of its half of the page, with the goal of completing each design within one (1) week of the Effective Date of this Agreement.  The Parties shall approve of each others’ half of the Home Page, which approval shall not be unreasonably withheld.  Each Party shall have the right to change and/or update its half of the Home Page during the four (4) month period after the Effective Date as long as the changes are approved by the other Party.

2.3  Upon the end of the four (4) month period following the Effective Date of this Agreement, Assignee shall not be obligated to post the Home Page.  At Assignee’s discretion, it may provide contact information for Assignor on its site hosted at the Domain Name.

ARTICLE  3
Assignor's Warranties and Duties

3.1  Assignor hereby represents and warrants that, to the best of its knowledge,  the registration records and certifications to show that Assignor is the owner of the Domain Name are attached hereto.

3.2  To the extent that the Assignor is aware of the status of its ownership of the Domain Name, the Assignor warrants and represents that it has title to the Domain Name; the Assignor has not granted any liens, mortgages, encumbrances, licenses, or other agreement thereon or thereto the Domain Name; that it has the full right, power and authority to grant all of the rights, title and interests granted in this Agreement; and that no dispute exists which challenges the legality, validity, or enforceability of the Domain Name to the best knowledge of the Assignor.

3.3 Assignor shall execute any and all additional instruments, writings and other documents and take any additional steps as may be necessary or proper as determined by Assignee, at the sole expense of Assignee, in order to effect the purchase and transfer of the Domain Name, and shall otherwise cooperate with the Assignee to accomplish the purpose of this Agreement.

ARTICLE  4
Assignee’s Warranties and Duties

4.1 Assignee warrants that it has full power and authority to execute and deliver this Agreement and the instruments of transfer and other documents delivered or to be delivered pursuant hereto, and to consummate the transactions contemplated under this Agreement.

4.2  No approval or authorization of, filing or registration with, or notification to any governmental authority is required in connection with the execution and delivery of this Agreement by the Assignee.

ARTICLE  5
[Deleted intentionally.]

ARTICLE  6
[Deleted intentionally.]

ARTICLE  7
Effectiveness

7.1 Assignor and Assignee may by mutual written agreement extend the time for the performance of any of the obligations or undertakings under this Agreement.

7.2  Any waiver of any condition shall not be construed as a waiver of any other condition nor a waiver of a subsequent breach of the same condition. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any rights.

7.3  No amendment of any term or condition under this Agreement shall be valid unless it is agreed in writing by both Assignee and Assignor.

7.4  This Agreement shall not be assigned by either party without the prior written consent of the other party.

7.5  Upon execution by both parties, this Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all discussions, negotiations, agreements and past dealings, either oral or written, between or among the parties relating to the subject matter hereof. Any change, modification or amendment of this Agreement shall be in writing and signed by the Party against whom enforcement is sought.

7.6  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

ARTICLE  8
Documentation

8.1  Within 10 days before the Four months from the Effective Date, Assignor shall undertake to transfer the Domain Name to the Assignee’s preferred registrar and to promptly attend to and satisfactorily complete all requests made by the losing and the gaining registrars and their agents relating to the transfer of the Domain Name.

8.2  Assignor shall keep live the hosting account of the websites and maintain the websites at the Domain Name in full working order on that hosting account for a period of four months from the Effectvie Date and for a period  of thirty (30) days thereafter or until the Assignee notifies the Assignor that it can terminate the account, whichever is earlier.

ARTICLE  9
Governing Law and Venue

9.1  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to its rules regarding conflicts of laws.

9.2  Each Party hereby irrevocably submits to the exclusive jurisdiction of the courts in the State of Delaware.

ARTICLE  9
Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered to the other Party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ASSIGNOR: ZOOM TELEPHONICS, INC.

By:	/s/ Frank B. Manning
Name: Frank Manning
Title: President and Chief Executive Officer
Address: 207 South Street, Boston, Massachusetts 02111, USA

ASSIGNEE: JIANGSU LEIMONE ELECTRONICS COMPANY, LTD.

By:	/s/ Lei Gu
Name: Lei Gu
Title: Chairman
Address: Zongyi Digital City, Tushannan Village, Tongzhou City, Jiangsu Province 226376 Peoples Republic of China

Domain names in the .com and .net domains can now be registered with many different competing registrars.  Go to
http://www.internic.net for detailed information.

Domain Name: ZOOM.COM
Registrar: GODADDY.COM, INC.
Whois Server: whois.godaddy.com
Referral URL: http://registrar.godaddy.com
Name Server: A.DNS.HOSTWAY.NET
Name Server: B.DNS.HOSTWAY.NET
Updated Date: 27-jul-2010
Creation Date: 22-apr-1999
Expiration Date: 01-dec-2011

>>>Last update of whois database: Fri, 15 Oct 2010 18:23:05 UTC <<<

Notice: The expiration date displayed in this record is the date the registrar’s sponsorship of the domain name registration in the registry is currently set to expire.  This date does not necessarily reflect the expiration date of the domain name registrant’s agreement with the sponsoring registrar.  Users may consult the sponsoring registrar’s Whois database to view the registrar’s reported date of expiration for this registration.

Registrant:

Zoom Telephonics Inc.
207 South Street
Boston, Massachusetts 02111
United States

Registered through: GoDaddy.com, Inc. (http://www.godaddy.com)

Domain Name: Zoom.com
Created on:  21-Apr-99
Expires on: 01-Dec-11
Last updated on 27-Jul-10

Administrative Contact:
Administrator, DNS  dns@zoom.com
Zoom Telephonics Inc.
207 South Street
Boston, Massachusetts 02111
United States
(617) 423-1072

Technical Contact:
dns@zoom.com
Network
Network Administrator Zoom Telephonics, Inc. 207 South Street, Boston, MA 02111
United States
617   423   1072  Fax – 617  423  1148

Domain servers in listed order:

A.DNS.HOSTWAY.NET
B.DNS.HOSTWAY.NET

COPY OF DOMAIN NAME REGISTRATION RECORD
AND
ALL CERTIFICATIONS IN RELATIONS TO THE DOMAIN NAME